                                                                      EXHIBIT 99

    CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
         RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS

      I, Lon R. Greenberg, Chief Executive officer, and I, Anthony J. Mendicino, Chief Financial Officer, of UGI Corporation, a Pennsylvania corporation (the "Company"), hereby certify that:


      (1) The Company's periodic report on Form 10-Q for the period ended December 31, 2002 as amended by Amendment No. 1 on Form 10-Q/A (the "Form 10-Q") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and


      (2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                     * * *

CHIEF EXECUTIVE OFFICER                         CHIEF FINANCIAL OFFICER

/s/ Lon R. Greenberg                            /s/ Anthony J. Mendicino
-------------------------------                 --------------------------------
Lon R. Greenberg                                Anthony J. Mendicino


Date: April 11, 2003                            Date: April 11, 2003